Exhibit 99.1

Rogers Corporation Announces Further Actions To Streamline Operations And Drive Margin Improvement

Advanced Circuit Materials Manufacturing Operations To Be Consolidated
Chandler, Arizona, June 6, 2024: Rogers Corporation (NYSE: ROG) (“Rogers”) announced today plans to drive further operational efficiency and margin improvement. Rogers intends to wind down manufacturing of advanced circuit materials and other related activities at its Evergem, Belgium factory by mid-2025. Rogers will continue to support its advanced circuit materials customers through its existing footprint in China and the United States.
These actions are expected to improve operating profit between $7 to $9 million annually, once fully implemented. To achieve these savings the Company expects to incur total charges in the range of $18 to $28 million, comprised of employee severance and related shutdown expenses.
“Providing high levels of support to our customers, in the regions they operate, is at the core of our global operations footprint strategy,” said Colin Gouveia, Rogers' President and CEO. “As customer demand for our high frequency circuit materials continues to shift to other regions, we are adjusting our manufacturing operations in response. These intended actions will improve customer service levels, drive higher factory utilization rates, lower future costs, and increase margins. We are committed to treating all affected employees fairly and respectfully.”
About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide. For more information, visit www.rogerscorp.com.
Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information, including our estimates of future operating profit improvements expected from our planned wind-down of activities at our Evergem, Belgium factory. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements, including the uncertainty associated with the actual charges that will be incurred in connection with our planned wind-down of activities at our Evergem, Belgium factory. For additional information about the risks, uncertainties, and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Media Contact:
Amy Kweder
Senior Director, Corporate Communications
Phone: 480.203.0058
Email: amy.kweder@rogerscorporation.com

Investor Contact:
Steve Haymore
Senior Director, Investor Relations
Phone: 480.917.6026
Email: stephen.haymore@rogerscorporation.com